THOMPSON BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK WASHINGTON, D.C. HINE
                                                   November 27, 2002


AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas 76092

      Re: AmeriPrime Funds, File Nos. 33-96826 and 811-9096

Gentlemen:
     A legal opinion that we prepared was filed with Post-Effective
Amendment No. 74 to the AmeriPrime Funds' Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 75 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                                              Very truly yours,

                                                                       /s/
                                                               Thompson Hine LLP